EXHIBIT 24.1

POWER OF ATTORNEY

Each undersigned officer and/or director of MTC Technologies, Inc., a Delaware corporation (the “Registrant”), does hereby make, constitute and appoint each of Michael I. Gearhardt, Bruce A. Teeters and Therese C. McNea with full power of substitution and resubstitution, as attorney of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of the Common Stock of the Registrant and any other equity interests in connection with the MTC Technologies, Inc. 2007 Equity Compensation Plan, (ii) any and all amendments, including post-effective amendments, and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 21st day of February, 2007.

/s/ Rajesh K. Soin Rajesh K. Soin Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	/s/ Michael I. Gearhardt Michael I. Gearhardt Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Stephen T. Catanzarita Stephen T. Catanzarita Vice President — Controller (Principal Accounting Officer)	/s/ Lester C. Lyles Lester C. Lyles Director

/s/ Don R. Graber Don R. Graber Director	/s/ Kenneth A. Minihan Kenneth A. Minihan Director

/s/ William E. MacDonald III William E. MacDonald III Director

/s/ Lawrence A. Skantze Lawrence A. Skantze Director